UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 9, 2008

ULURU Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-49670	41-2118656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4452 Beltway Drive
Addison, Texas 75001
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 905-5145

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including without limitation statements relating to the potential closing of the Merger.  There can be no assurance that the Merger will close.  This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements.  Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,”  “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology.  Forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass.  Our actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors including, but not limited to the factors and risks detailed in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007 and other reports filed by us with the Securities and Exchange Commission.  Except as required by applicable laws, we undertake no obligation to update publicly and forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Item 1.01	Entry into a Material Definitive Agreement.

On July 9, 2008, ULURU Inc., a Nevada corporation (“ULURU”), Cardinia Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of ULURU (“Cardinia”), Bio Med Sciences, Inc., a New York corporation (“BioMed”), and the members of a certain Holders Representative Committee (the “Committee”), acting as the representatives of the holders of capital stock of Bio Med, entered into an Agreement and Plan of Merger (the “Agreement”).  Under the Agreement, Cardinia will merge with and into BioMed, as a result of which ULURU will acquire all of the issued and outstanding shares of BioMed and BioMed will become a wholly-owned subsidiary of ULURU (the “Merger”).

Upon the consummation of the Merger, the holders of BioMed common stock will receive an aggregate of $7,000,000 and will be entitled to receive a subsequent payment equal to $3,000,000 on the six month anniversary of the closing of the Merger, which subsequent payment may be made by ULURU in either cash or through the issuance of shares of ULURU common stock.  The form of consideration of such subsequent payment will be determined at the sole discretion of ULURU.  In addition, after the making of such subsequent payment, and solely upon the achievement of certain milestones involving the achievement of certain product and manufacturing revenue thresholds, ULURU has agreed to pay to the former shareholders of BioMed up to a maximum aggregate amount of $2,000,000 in cash (payable in traunches, the amounts of which will be determined based on the particular milestone that is achieved, if any).

The consummation of the Merger is contingent upon the satisfaction of certain closing conditions set forth in the Agreement.  There can be no assurance that such conditions will be satisfied

The full text of a July 9, 2008 press release announcing the signing of the Agreement is attached hereto as Exhibit 99.1.

The foregoing description of the transactions contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
EX - 99.1	Press release dated July 9, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULURU Inc.

Date: July 14, 2008	By:	/s/ Terrance K. Wallberg
Terrance K. Wallberg
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX - 99.1	Press release dated July 9, 2008.